CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #728 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated November 27, 2017 on the financial statements and financial highlights of TCM Small Cap Growth Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/  TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 26, 2018